UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2007
Carriage Services, Inc.
(Exact name of registrant as specified in is charter)

Delaware (State or other jurisdiction of incorporation)	1-11961 (Commission File Number)	76-0423828 (IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code:
(713) 332-8400

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     On August 24, 2007, Carriage Services, Inc. (the “Company”) entered into employment agreements dated August 7, 2007 (“Agreements”) with Joseph Saporito, its Chief Financial Officer, George J. Klug, its Chief Information Officer, and Terry E. Sanford, its Chief Accounting Officer, (“Executives”), each for a term until August 6, 2010 (subject to earlier termination or extension), and shall automatically be renewed on an annual basis thereafter, unless terminated by either party upon sixty days written notice prior to the end of the term then in effect.
     The Agreements provide that Mr. Saporito, Mr. Klug and Mr. Sanford will receive a base annual salary of not less than $300,000, $230,000 and $190,000 respectively. In addition to the base annual salaries, the Executives shall be entitled to consideration for annual performance-based bonuses within the sole discretion of the Company, as may be recommended by the Chief Executive Officer and approved by the Compensation Committee of the Board of Directors, and shall be eligible for awards of restricted stock and other long-term incentive-based compensation under the terms of the Company’s 2006 Long Term Incentive Plan and as approved by the Compensation Committee of the Board of Directors.
     Pursuant to the Agreements, the Company may discharge Mr. Saporito, Mr. Klug or Mr. Sanford without cause and terminate the related agreement. In such case, the Company shall continue to pay (1) the Executive’s base pay for a period of eighteen months, (2) fifty percent of the annual bonus for the year of termination, (3) all benefits payable under any benefit plan or program of the Company, and (4) medical continuation premiums for a period of up to eighteen months.
     If following a change in control the Executive voluntarily terminates his employment for Good Reason (as defined in the Agreements) or the Executive is discharged without cause, in either case, within 24 months following the change in control, then the Agreement shall automatically terminate and the Company shall pay (1) a lump sum payment equal to one and one-half the Executive’s base annual salary, (2) fifty percent of the annual bonus for the year of termination, (3) all benefits payable under any benefit plan or program of the Company, and (4) medical continuation premiums for up to eighteen months.
     The foregoing is a summary of certain terms and conditions of the Agreements and is qualified in its entirety by reference to the full text of the Agreements attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits.
The exhibits are listed in the Exhibit Index set forth on the following page of this Current Report.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.
Dated: August 29, 2007	By:	/s/ Terry E. Sanford
Terry E. Sanford
Senior Vice President, Chief Accounting Officer and Treasurer

INDEX TO EXHIBITS

Exhibit	Description

10.1	Employment Agreement dated August 7, 2007 between Carriage Services, Inc. and Joseph Saporito

10.2	Employment Agreement dated August 7, 2007 between Carriage Services, Inc. and George J. Klug

10.3	Employment Agreement dated August 7, 2007 between Carriage Services, Inc. and Terry E. Sanford